UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2004

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 12.                          Results of Operations and Financial Condition.

See the attached press release reporting fourth quarter 2003 earnings of Carlisle Companies Incorporated (the “Company”) hereby furnished.

The press release reports the Company’s free cash flow for 2002 and 2003. Management believes that this non-GAAP financial measure is useful to investors because free cash flow is used by the investing and lending community as a key measure of a company’s ability to meet its debt payment obligations and to finance future growth of its business through acquisitions and capital investment.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 5, 2004		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Philip C. Aldinger, Jr.
Philip C. Aldinger, Jr.
Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release reporting fourth quarter 2003 earnings of Carlisle Companies Incorporated.